EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Form S-3 (No. 333-106867) for the registration of 91,741 shares of HealthTronics Surgical Services, Inc.’s common stock, Registration Statement Form S-3 (No. 333-106867) for the registration of 800,000 shares of HealthTronics Surgical Services, Inc.’s common stock and Registration Statements Form S-8 (No. 333-31820), Form S-8 (No. 333-43412), Form S-8 (No. 333-68292), Form S-8 (No. 333-104403) and Form S-8 (No. 333-120430) pertaining to the HealthTronics Surgical Services, Inc. Stock Option Plan of our report dated February 25, 2004, except for Note 23, as to which the date is March 5, 2004, with respect to the consolidated financial statements and schedule of HealthTronics Surgical Services, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003 and incorporated by reference in this Form 8-K/A.

/s/ Ernst & Young LLP

Atlanta, Georgia

January 18, 2005